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[DESTEC LOGO APPEARS HERE]                                      NEWS RELEASE
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                                         INVESTOR CONTACT: Richard H. Woodfin
                                                           713/735-4022
                                         MEDIA CONTACT:    Marvin L. Brown, Jr.
                                                           713/735-4215

                                                           October 1, 1996




                      DESTEC RETAINS MORGAN STANLEY & CO.


        Destec Energy, Inc. (NYSE: ENG), a leading independent power producer based in Houston, Texas, announced today that its Board of Directors has unanimously determined to retain the investment banking firm of Morgan Stanley & Co. Incorporated to assist Destec in exploring strategic alternatives to maximize shareholder value, including a possible sale of the Company. However, no decision has been made at this time to pursue any particular transaction.
        Destec is a major independent power company that owns power generation and gasification facilities which produce, sell and market electricity, steam and synthetic fuel gas. Destec has interests in 22 operating projects with a total rated equivalent capacity of approximately 4,886 megawatts of electricity-1,836 of that total outside the U.S. - and over three million pounds per hour of steam. Destec currently has four international projects, representing approximately 1,100 megawatts of capacity, in construction or advanced development.